Exhibit 99.1

News Release

Axcelis Announces Financial Results for Second Quarter 2025

Q2 Highlights:

•	Revenue of $194.5 million
•	GAAP Gross Margin of 44.9%, and Non-GAAP Gross Margin of 45.2%
•	GAAP Operating Margin of 14.9% and Non-GAAP Operating Margin of 17.7%
•	GAAP Diluted earnings per share of $0.98, and Non-GAAP Diluted earnings per share of $1.13

BEVERLY, Mass.— August 5, 2025—Axcelis Technologies, Inc. (Nasdaq: ACLS) today announced financial results for the second quarter ended June 30, 2025.

President and CEO Russell Low commented, “Axcelis delivered strong results in the second quarter despite the cyclical digestion period in many of our markets, demonstrating the value we provide our customers and the strength of our team. We are deepening customer engagement, expanding our footprint in high-value applications, and seeing continued momentum in our CS&I business supported by our growing installed base. As we look ahead, we remain focused on innovation, customer collaboration, and disciplined execution to deliver on our strategic initiatives and position Axcelis to drive long term growth and profitability.”

Executive Vice President and Chief Financial Officer Jamie Coogan said, “We generated strong profitability and cash flow in the second quarter, reflecting disciplined cost control and favorable mix. We increased our share repurchase activity to $45 million during the quarter, reflecting our confidence in the attractive long-term fundamentals of our business. Our strong balance sheet enables us to continue repurchasing shares in a disciplined and opportunistic manner, while also investing in our business.”

Results Summary

(In thousands, except per share amounts and percentages)

	Three months ended June 30,
	2025	2024
Revenue	$194,544	$256,512
Gross margin	44.9%	43.8%
Operating margin	14.9%	20.6%
Net income	$31,376	$50,866
Diluted earnings per share	$0.98	$1.55

Non-GAAP Results
Non-GAAP gross margin	45.2%	44.3%
Non-GAAP operating margin	17.7%	23.3%
Adjusted EBITDA	$38,872	$63,568
Non-GAAP net income	$36,013	$56,797
Non-GAAP diluted earnings per share	$1.13	$1.73

News Release

Business Outlook

For the third quarter ending September 30, 2025, Axcelis expects revenues of approximately $200 million, GAAP earnings per diluted share of approximately $0.87, and non-GAAP earnings per share of approximately $1.00.

Please refer to Third Quarter Outlook under the “Notes on our Non-GAAP Financial Information” section of this document for detail relating to the computation of non-GAAP earnings per diluted share as well as the Safe Harbor Statement section of this document.

Second Quarter 2025 Conference Call

The Company will host a call today to discuss the results at 8:30 a.m. ET. The call will be available via webcast that can be accessed through the Investors page of Axcelis' website at www.axcelis.com, or by registering as a participant here:

https://register-conf.media-server.com/register/BI26107577cb204cb0baebc5afe993b0d1
Webcast replays will be available for 30 days following the call.

Use of Non-GAAP Financial Results

This press release includes financial measures that are not presented in accordance with U.S. generally accepted accounting principles (“non-GAAP financial measures”). These non-GAAP financial measures include non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating income, non-GAAP operating margin, non-GAAP income tax provision, Adjusted EBITDA, non-GAAP net income, and non-GAAP diluted earnings per share, and reflect adjustments for the impact of share-based compensation expense and certain items related to restructuring and severance charges and any associated adjustments.

Reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are provided in the financial tables included in this release.

For further information regarding these non-GAAP financial measures, please refer to the tables presenting reconciliations of our non-GAAP results to our GAAP results and the “Notes on Our Non-GAAP Financial Information” at the end of this press release.

News Release

Safe Harbor Statement

This press release contains, and the conference call will contain, forward-looking statements under the Private Securities Litigation Reform Act safe harbor provisions. These statements, which include our expectations for spending in our industry and guidance for future financial performance, are based on management’s current expectations and should be viewed with caution. They are subject to various risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, many of which are outside the control of the Company, including that customer decisions to place orders or our product shipments may not occur when we expect, that orders may not be converted to revenue in any particular quarter, or at all, whether demand will continue for the semiconductor equipment we produce or, if not, whether we can successfully meet changing market requirements, and whether we will be able to maintain continuity of business relationships with and purchases by major customers. Increased competitive pressure on sales and pricing, increases in material and other production costs that cannot be recouped in product pricing and instability caused by changing global economic, political or financial conditions, including with respect to the imposition of tariffs on our products or components of our products, could also cause actual results to differ materially from those in our forward-looking statements. These risks and other risk factors relating to Axcelis are described more fully in the most recent Form 10-K filed by Axcelis and in other documents filed from time to time with the Securities and Exchange Commission.

About Axcelis:

Axcelis (Nasdaq: ACLS), headquartered in Beverly, Mass., has been providing innovative, high-productivity solutions for the semiconductor industry for over 45 years. Axcelis is dedicated to developing enabling process applications through the design, manufacture and complete life cycle support of ion implantation systems, one of the most critical and enabling steps in the IC manufacturing process. Learn more about Axcelis at www.axcelis.com.

CONTACTS:

Investor Relations Contact:

David Ryzhik

Senior Vice President, Investor Relations and Corporate Strategy

Telephone: (978) 787-2352

Email: David.Ryzhik@axcelis.com

Press/Media Relations Contact:

Maureen Hart

Senior Director, Corporate & Marketing Communications

Telephone: (978) 787-4266

Email: Maureen.Hart@axcelis.com

News Release

Axcelis Technologies, Inc.

Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2025	2024	2025	2024
Revenue:
Product	$183,402	$245,380	$366,226	$488,798
Services	11,142	11,132	20,881	20,085
Total revenue	194,544	256,512	387,107	508,883
Cost of revenue:
Product	95,462	134,759	189,962	262,670
Services	11,739	9,344	21,034	17,753
Total cost of revenue	107,201	144,103	210,996	280,423
Gross profit	87,343	112,409	176,111	228,460
Operating expenses:
Research and development	27,064	25,786	54,192	51,448
Sales and marketing	15,003	17,230	30,127	34,675
General and administrative	16,311	16,583	33,668	32,988
Total operating expenses	58,378	59,599	117,987	119,111
Income from operations	28,965	52,810	58,124	109,349
Other income (expense):
Interest income	5,481	6,051	11,082	11,566
Interest expense	(1,355)	(1,339)	(2,722)	(2,684)
Other, net	1,906	(257)	1,597	(1,968)
Total other income	6,032	4,455	9,957	6,914
Income before income taxes	34,997	57,265	68,081	116,263
Income tax provision	3,621	6,399	8,126	13,803
Net income	$31,376	$50,866	$59,955	$102,460
Net income per share:
Basic	$0.99	$1.56	$1.87	$3.14
Diluted	$0.98	$1.55	$1.87	$3.12
Shares used in computing net income per share:
Basic weighted average shares of common stock	31,847	32,598	32,051	32,618
Diluted weighted average shares of common stock	31,882	32,771	32,103	32,848

News Release

Axcelis Technologies, Inc.

Consolidated Balance Sheets

(In thousands, except per share amounts)

(Unaudited)

	June 30,	December 31,
	2025	2024
ASSETS
Current assets:
Cash and cash equivalents	$173,649	$123,512
Short-term investments	376,193	447,831
Accounts receivable, net	138,841	203,149
Inventories, net	310,768	282,225
Prepaid income taxes	5,505	6,420
Prepaid expenses and other current assets	59,519	60,471
Total current assets	1,064,475	1,123,608
Property, plant and equipment, net	57,377	53,784
Operating lease assets	28,561	29,621
Finance lease assets, net	14,704	15,346
Long-term restricted cash	7,631	7,552
Deferred income taxes	72,432	68,277
Long-term investments	31,114	-
Other assets	47,192	50,593
Total assets	$1,323,486	$1,348,781
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$37,111	$46,928
Accrued compensation	16,631	25,536
Warranty	10,903	13,022
Deferred revenue	89,827	94,673
Current portion of finance lease obligation	1,437	1,345
Other current liabilities	21,198	26,018
Total current liabilities	177,107	207,522
Long-term finance lease obligation	41,567	42,329
Long-term deferred revenue	39,915	43,501
Other long-term liabilities	42,514	42,639
Total liabilities	301,103	335,991

Stockholders’ equity:
Common stock, $0.001 par value, 75,000 shares authorized; 31,418 shares issued and outstanding at June 30, 2025; 32,365 shares issued and outstanding at December 31, 2024	31	32
Additional paid-in capital	535,667	548,654
Retained earnings	487,164	470,318
Accumulated other comprehensive loss	(479)	(6,214)
Total stockholders’ equity	1,022,383	1,012,790
Total liabilities and stockholders’ equity	$1,323,486	$1,348,781

News Release

Axcelis Technologies, Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2025	2024	2025	2024
Cash flows from operating activities
Net income	$31,376	$50,866	$59,955	$102,460
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,515	3,861	8,824	7,636
Stock-based compensation expense	5,421	5,469	10,324	10,159
Other	(9,335)	2,113	(11,017)	5,256
Change in other assets and liabilities, net	7,750	(22,242)	11,436	(43,221)
Net cash provided by operating activities	39,727	40,067	79,522	82,290

Cash flows from investing activities
Expenditures for property, plant and equipment and capitalized software	(1,985)	(2,004)	(6,945)	(3,624)
Other changes in investing activities, net	(2,628)	(3,599)	42,801	(57,670)
Net cash (used in) provided by investing activities	(4,613)	(5,603)	35,856	(61,294)

Cash flows from financing activities
Repurchase of common stock	(45,337)	(14,996)	(63,515)	(29,995)
Other changes from financing activities, net	(1,650)	(7,605)	(3,582)	(10,661)
Net cash used in financing activities	(46,987)	(22,601)	(67,097)	(40,656)

Effect of exchange rate changes on cash and cash equivalents	1,643	(661)	1,935	(2,474)
Net (decrease) increase in cash, cash equivalents and restricted cash	(10,230)	11,202	50,216	(22,134)

Cash, cash equivalents and restricted cash at beginning of period	191,510	140,615	131,064	173,951
Cash, cash equivalents and restricted cash at end of period	$181,280	$151,817	$181,280	$151,817

News Release

Notes on Our Non-GAAP Financial Information

Management uses non-GAAP gross profit, gross margin, operating income, operating margin, income tax provision, net income, diluted earnings per share, and Adjusted EBITDA to evaluate the Company’s operating and financial performance and for planning purposes. Axcelis believes these measures enhance an overall understanding of its performance and investors’ ability to review the Company’s business from the same perspective as the Company’s management.

There are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by other companies, and may exclude certain items that may have a material impact upon our reported financial results. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP.

Totals presented may not sum and percentages may not recalculate using figures presented due to rounding.

News Release

Axcelis Technologies, Inc.

Schedule Reconciling Selected Non-GAAP Financial Measures

(In thousands, except per share amounts)

	Three months ended June 30,		Six months ended June 30,
	2025	2024	2025	2024
GAAP gross Profit	$87,343	$112,409	$176,111	$228,460
Restructuring[1]	-	876	226	876
Stock-based compensation	569	462	922	752
Non-GAAP gross profit	$87,912	$113,747	$177,259	$230,088
Non-GAAP gross margin	45.2%	44.3%	45.8%	45.2%

GAAP operating expense	$58,378	$59,599	$117,987	$119,111
Bad debt expense	-	-	-	459
Restructuring[1]	29	(552)	(894)	(552)
Stock-based compensation	(4,852)	(5,007)	(9,402)	(9,407)
Non-GAAP operating expense	$53,555	$54,040	$107,691	$109,611

GAAP operating income	$28,965	$52,810	$58,124	$109,349
Bad debt expense	-	-	-	(459)
Restructuring[1]	(29)	1,428	1,120	1,428
Stock-based compensation	5,421	5,469	10,324	10.159
Non-GAAP operating income	$34,357	$59,707	$69,568	$120,477
Non-GAAP operating margin	17.7%	23.3%	18.0%	23.7%

GAAP income tax provision	$3,621	$6,399	$8,126	$13,803
Income tax effect of Non-GAAP adjustments[2]	755	966	1,602	1,558
Non-GAAP income tax provision	$4,376	$7,365	$9,728	$15,361

GAAP net income	$31,376	$50,866	$59,955	$102,460
Bad debt expense	-	-	-	(459)
Restructuring[1]	(29)	1,428	1,120	1,428
Stock-based compensation	5,421	5,469	10,324	10,159
Income tax effect of Non-GAAP adjustments[2]	(755)	(966)	(1,602)	(1,558)
Non-GAAP net income	$36,013	$56,797	$69,797	$112,030

GAAP diluted EPS	$0.98	$1.55	$1.87	$3.12
Bad debt expense	-	-	-	(0.01)
Restructuring[1]	-	0.04	0.03	0.04
Stock-based compensation	0.17	0.17	0.32	0.31
Income tax effect of Non-GAAP adjustments[2]	(0.02)	(0.03)	(0.05)	(0.05)
Non-GAAP diluted EPS	$1.13	$1.73	$2.17	$3.41

Note 1: Restructuring and other costs primarily related to early retirement programs and severance costs, due to global cost-saving initiatives.

Note 2: Impact of taxes from non-GAAP adjustments, uses adjusted tax rate of 14%.

News Release

Axcelis Technologies, Inc.

Reconciliation of Net Income to Adjusted EBITDA

(In thousands, except percentages)

	Three months ended June 30,		Six months ended June 30,
	2025	2024	2025	2024
Net Income	$31,376	$50,866	$59,955	$102,460
Other (income)/expense	(6,032)	(4,455)	(9,957)	(6,915)
Income tax provision	3,621	6,399	8,126	13,803
Depreciation & amortization	4,515	3,861	8,824	7,636
Subtotal	33,480	56,671	66,948	116,984
Bad debt expense	-	-	-	(459)
Restructuring[1]	(29)	1,428	1,120	1,428
Stock-based compensation	5,421	5,469	10,324	10,159
Adjusted EBITDA	$38,872	$63,568	$78,392	$128,112
Adjusted EBITDA margin	20.0%	24.8%	20.3%	25.2%

Note 1: Restructuring and other costs primarily related to early retirement programs and severance costs, due to global cost-saving initiatives.

Axcelis Technologies, Inc.

Third Quarter Outlook

GAAP to Non-GAAP Diluted Earnings Per Share

Three months ended September 30, 2025
GAAP diluted EPS	$0.87
Stock-based compensation	0.17
Income tax effect of non-GAAP adjustments[1]	(0.03)
Non-GAAP diluted EPS	$1.00

Note 1: Impact of taxes from non-GAAP adjustments, uses adjusted tax rate of 14%

Figures may not sum due to rounding